Exhibit 5.1

[Letterhead of Snell & Wilmer L.L.P.]

May 28, 2021

Meritage Homes Corporation
8800 East Raintree Drive, Suite 300
Scottsdale, Arizona 85260
Each of the subsidiaries of Meritage Homes Corporation listed on Appendix A attached hereto c/o Meritage Homes Corporation
8800 East Raintree Drive, Suite 300
Scottsdale, Arizona 85260

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Meritage Homes Corporation, a Maryland corporation (the “Company”), and its subsidiaries listed on Appendix A hereto (the “Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”), together or separately and in one or more series (if applicable) of:
(A)the Company’s debt securities, which may either be senior debt securities, senior subordinated debt securities or subordinated debt securities (collectively, the “Debt Securities”);

(B)guarantees of the Debt Securities by the Guarantors (the “Debt Securities Guarantees”);

(C)shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”);
(D)shares of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”);

(E)warrants for the purchase of Common Stock, Preferred Stock, Debt Securities or any combination thereof (the “Warrants”);

A.depositary shares representing fractional interests in shares of Preferred Stock (the “Depositary Shares”);

B.rights to purchase Common Stock or other Securities (as defined below) (the “Rights”);

C.stock purchase contracts (the “Stock Purchase Contracts”); and

D.stock purchase units (the “Stock Purchase Units”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
The Common Stock, the Preferred Stock, the Debt Securities, the Debt Securities Guarantees, the Warrants, the Depositary Shares, the Rights, the Stock Purchase Contracts and the Stock Purchase Units are collectively referred to herein as the “Securities.” The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus and the Prospectus Supplements. The Debt Securities are to be issued under an indenture (the “Indenture”) between the Company and Regions Bank, as trustee (the “Trustee”), a form of which has been filed as an exhibit to the Registration Statement. The Securities are to be sold pursuant to a purchase, underwriting, subscription, placement agent, depositary or similar agreement in substantially the form to be filed under a Current Report on Form 8-K. The Debt Securities and Debt Securities Guarantees are to be issued in the form to be set forth in the Indenture. The Indenture may be supplemented in connection with the issuance of each such series of Debt Securities and Debt Securities Guarantees, by a supplemental indenture or other appropriate action of the Company creating such series of Debt Securities and Debt Securities Guarantees.
In rendering the opinions stated herein, we have examined and relied upon the following:
•the Registration Statement;
•copies of the governing charter documents of the Company and each Guarantor, as amended to date;
•copies of the bylaws or the operating agreement (or similar document) of the Company and each Guarantor, as currently in effect;
•the form of Indenture relating to the Debt Securities and the Debt Securities Guarantees filed as an exhibit to the Registration Statement; and

Meritage Homes Corporation

•copies of the resolutions of the Board of Directors (the “Board”) of the Company and the resolutions of the Guarantors, relating to the registration of the Securities and related matters.
We have also examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (v) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (vi) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (vii) that a definitive purchase, underwriting, subscription, placement agent, depositary or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered (a “Convertible Security”) will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (ix) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.
Based on such examination, we are of the opinion that:
1.With respect to the Debt Securities and the Debt Security Guarantees, when: (a) the Trustee is qualified to act as Trustee under the Indenture, and the Company has filed a Form T-1 for the Trustee with the Commission; (b) the Trustee has duly executed and delivered the Indenture; (c) the Indenture has been duly authorized and validly executed and delivered by the Company and the Guarantors, to the Trustee; (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (e) the Board and, as applicable, the directors, managers, stockholders or members of each Guarantor, have taken all necessary action to approve the issuance and terms of such Debt Securities, any Debt Securities Guarantees and related matters; and (f) such Debt Securities and any Debt Securities Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting, placement agent or similar agreement approved by the Board and, as applicable, the directors, managers, stockholders or members of each Guarantor, or upon the exercise of Convertible Securities to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities and Debt Security Guarantees will constitute valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors in accordance with their terms, and entitled to the benefits of the Indenture.

Meritage Homes Corporation

2.With respect to the Warrants, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters; and (b) the Warrants have been duly executed and delivered upon payment of the consideration therefor, pursuant to the applicable warrant or similar agreement duly authorized, executed and delivered by the Company and a warrant agent, then the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.With respect to the Depositary Shares, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares and related matters; (b) the Depositary Shares have been duly executed and delivered upon payment of the consideration therefor, pursuant to the applicable depositary or similar agreement duly authorized, executed and delivered by the Company and any applicable bank, trust company or other agent and (c) the depositary receipts representing the Depositary Shares have been duly executed and countersigned (in the case of certificated Depositary Shares), registered and delivered in accordance with the related depositary or similar agreement, then the depositary receipts evidencing the Depositary Shares will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.With respect to the Rights, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Rights and related matters; and (b) the Rights have been duly executed and delivered upon payment of the consideration therefor, pursuant to the applicable subscription or similar agreement duly authorized, executed and delivered by the Company and any applicable subscription or other agent, then the Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.With respect to the Stock Purchase Contracts, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Stock Purchase Contracts and related matters; and (b) the Stock Purchase Contracts have been duly executed and delivered upon payment of the consideration therefor, pursuant to the applicable definitive purchase, underwriting, placement agent or similar agreement duly authorized, executed and delivered by the Company and any applicable agent, then the Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.With respect to the Stock Purchase Units, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Stock Purchase Units (including the applicable Stock Purchase Contracts and other Securities underlying the Stock Purchase Units) and related matters; and (b) the Stock Purchase Units (and the applicable Stock Purchase Contracts and other Securities underlying the Stock Purchase Units) have been duly executed and delivered upon payment of the consideration therefor, pursuant to the applicable definitive purchase, underwriting, placement agent or similar agreement duly authorized, executed and delivered by the Company and any applicable agent, then the Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Meritage Homes Corporation

Our opinion that any document is valid and binding is qualified as to:
i.limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

ii.rights to indemnification, exculpation and contribution, which may be limited by applicable law or equitable principles;

iii.general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law;

iv.any waiver of stay, extension or usury laws or of unknown future rights; and

v.any purported fraudulent transfer “savings” clause.

Insofar as the opinion expressed herein relates to or is dependent upon matters governed by (i) the respective laws of the State of Florida, we have relied upon the opinion of Lowndes, Drosdick, Doster, Kantor & Reed, P.A., (ii) the respective laws of the State of Maryland, we have relied upon the opinion of Venable LLP, and (iii) the respective laws of the State of Texas, we have relied upon the opinion of Polsinelli PC, each dated the date hereof and our opinion is subject to the qualifications, assumptions, limitations and exceptions set forth therein.
You have informed us that the Securities may be issued and/or sold from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to the issuance or sale of the Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to (y) review the operative documents pursuant to which such Securities are to be issued or sold and (z) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.
We hereby consent to the filing of this opinion letter as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion letter as an exhibit. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Meritage Homes Corporation

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention (even though the change may affect the legal conclusions stated in this opinion letter).
                        Very truly yours,

/s/ Snell & Wilmer L.L.P.

APPENDIX A

GUARANTORS

Subsidiary	Jurisdiction of Incorporation or Formation
Meritage Paseo Crossing, LLC	Arizona
Meritage Paseo Construction, LLC	Arizona
Meritage Homes of Arizona, Inc.	Arizona
Meritage Homes Construction, Inc.	Arizona
Meritage Homes of Texas Holding, Inc.	Arizona
Meritage Homes of California, Inc.	California
Meritage Homes of Texas Joint Venture Holding Company, LLC	Texas
Meritage Holdings, L.L.C.	Texas
Meritage Homes of Nevada, Inc.	Arizona
MTH-Cavalier, LLC	Arizona
MTH Golf, LLC	Arizona
Meritage Homes of Colorado, Inc.	Arizona
Meritage Homes of Florida, Inc.	Florida
California Urban Homes, LLC	California
Meritage Homes of Texas, LLC	Arizona
Meritage Homes Operating Company, LLC	Arizona
WW Project Seller, LLC	Arizona
Meritage Homes of the Carolinas, Inc.	Arizona
Carefree Title Agency, Inc.	Texas
M&M Fort Myers Holdings, LLC	Delaware
Meritage Homes of Florida Realty LLC	Florida
Meritage Homes of Tennessee, Inc.	Arizona
Meritage Homes of South Carolina, Inc.	Arizona
MTH Realty LLC	Arizona
Meritage Homes of Georgia, Inc.	Arizona
MTH GA Realty LLC	Arizona
MTH SC Realty LLC	Arizona
MTH Financial Holdings, Inc.	Arizona
MLC Holdings, Inc. dba MLC Land Holdings, Inc.	Arizona
Meritage Homes of Georgia Realty, LLC	Arizona
Meritage Homes Insurance Agency	Arizona
Meritage Services Company, Inc.	Arizona
Meritage Homes of Utah, Inc.	Arizona